Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On June 17, 2007, CyberSource Corporation (“CyberSource” or the “Company”) and Authorize.Net Holdings, Inc. (“Authorize.Net”) entered into a definitive merger agreement pursuant to which CyberSource agreed to acquire all of the outstanding Authorize.Net common stock for a combination of cash and shares of CyberSource common stock (the “Acquisition”). The Acquisition was closed on November 1, 2007. The aggregate consideration paid by CyberSource for all outstanding Authorize.Net common shares consisted of approximately $125 million of cash and 32.8 million shares of CyberSource common stock. The total purchase price, including transaction costs of approximately $5 million, was $542 million.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, are presented as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on September 30, 2007. These pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements included herein; and
•

separate unaudited historical financial statements of CyberSource as of and for the three and nine month periods ended September 30, 2007 included in its quarterly report on Form 10-Q for the nine months ended September 30, 2007 and the audited financial statements of CyberSource as of and for the year ended December 31, 2006, included in its annual report on Form 10-K for the year ended December 31, 2006; and

•

separate unaudited historical financial statements of Authorize.Net as of and for the nine month period ended September 30, 2007 included in this current report on Form 8-K and the audited financial statements of Authorize.Net as of and for the year ended December 31, 2006, included in its current report on Form 8-K filed on August 8, 2007, which are incorporated by reference into this document.

Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values as of September 30, 2007. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. CyberSource’s management, with the assistance of a third party valuation firm, has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of

September 30, 2007. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed as well as the impact of potential restructuring activities and actual transaction costs.

The pro forma information is being filed pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. Income taxes reflect the assumption that certain U.S. tax elections will be made related to this Acquisition that will allow CyberSource to realize U.S. tax deductions from the amortization of acquired intangibles and goodwill. The pro forma adjustments and the allocation of the purchase price are based on CyberSource management’s estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

at September 30, 2007

(in thousands)

	As of September 30, 2007
	Historical		Proforma
	Authorize.net	CyberSource	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$136,800	$34,955	$(125,000	)(1)	$46,755
Short-term investments	—	25,181	—		25,181
Trade accounts receivable	3,215	11,058	—		14,273
Prepaid expenses and other current assets	1,412	2,859	(1,139	)(2)	3,132
Deferred income taxes	4,690	1,593	6,923	(8)	13,206
Current assets of discontinued operations	40	—	—		40

Total current assets	146,157	75,646	(119,216)		102,587
Property and equipment, net	5,671	5,835	(648	)(10)	10,858
Intangible assets, net	13,458	2,744	148,942	(4)	165,144
Non-current deferred income taxes, net	16,134	9,629	28,389	(8)	54,152
Restricted cash	500	—	—		500
Goodwill	57,628	—	240,164	(5)	297,792
Other noncurrent assets	378	2,283	—		2,661

Total assets	$239,926	$96,137	$297,631		$633,694

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,468	$3,153	$—		$4,621
Other accrued liabilities	5,741	7,969	33,019	(6)	46,729
Deferred rent	149	—	—		149
Deferred revenue	2,697	2,085	(1,679	)(3)	3,103
Funds due to merchants	11,168	—	—		11,168
Accrued restructuring	850	—	126	(9)	976
Current liabilities of discontinued operations	231	—	—		231

Total current liabilities	22,304	13,207	31,466		66,977
Deferred rent, less current portion	355	—	—		355
Deferred tax liabilities	9,192	—	58,166	(8)	67,358
Other long-term tax liabilities	2,156	—	—		2,156
Deferred revenue, less current portion	911	—	(575	)(3)	336
Accrued restructuring, less current portion	898	—	—		898
Other long-term liabilities	700	—	(700	)(11)	—

Total liabilities	36,516	13,207	88,357		138,080

Stockholders’ equity:
Common stock	317	35	(317	)(7)	35
Additional paid-in capital	185,111	371,476	227,573	(7)	784,160
Accumulated other comprehensive income	186	137	(186	)(7)	137
Retained earnings (accumulated deficit)	38,607	(288,718)	(38,607	)(7)	(288,718)
Treasury stock, at cost	(20,811)	—	20,811	(7)	—

Total stockholders’ equity	203,410	82,930	209,274		495,614

Total liabilities and stockholders’ equity	$239,926	$96,137	$297,631		$633,694

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Earnings

(in thousands, except per share amounts)

	For the Nine Months Ended September 30, 2007
	Historical		Proforma
	Authorize.net	CyberSource	Adjustments		Combined
Revenues	$51,695	$71,564	$—		$123,259
Cost of revenues	12,311	39,390	3,223	(12)	54,924

Gross profit	39,384	32,174	(3,223)		68,335
Operating expenses:
Product development	4,693	8,617	263	(13)	13,573
Sales and marketing	15,646	13,998	17,415	(14)	47,059
General and administrative	12,005	9,903	(920	)(15)	20,988
Restructuring charges	241	—	—		241

Total operating expenses	32,585	32,518	16,758		81,861

Income (loss) from operations	6,799	(344)	(19,981)		(13,526)
Other income, net	5,113	2,343	—		7,456

Income (loss) before income taxes	11,912	1,999	(19,981)		(6,070)
Income taxes	4,913	756	—		5,669

Income (loss) from operations	$6,999	$1,243	$(19,981)		$(11,739)

Basic earnings (loss) per share	$0.25	$0.04			$(0.17)
Diluted earnings (loss) per share	$0.24	$0.03			$(0.17)
Weighted average number of shares used in computing basic earnings per share	28,037	35,167			68,000
Weighted average number of shares used in computing diluted earnings per share	29,174	37,352			68,000

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Earnings

(in thousands, except per share amounts)

	For the Year Ended December 31, 2006
	Historical		Proforma
	Authorize.net	CyberSource	Adjustments		Combined
Revenues	$57,549	$70,250	$—		$127,799
Cost of revenues	12,479	34,627	4,067	(12)	51,173

Gross profit	45,070	35,623	(4,067)		76,626
Operating expenses:
Product development	5,614	9,283	670	(13)	15,567
Sales and marketing	18,451	14,443	21,503	(14)	54,397
General and administrative	17,085	9,861	(2,581	)(15)	24,365
Restructuring charges	173	—	—		173

Total operating expenses	41,323	33,587	19,592		94,502

Income (loss) from operations	3,747	2,036	(23,659)		(17,876)
Other income, net	4,883	2,685	—		7,568

Income (loss) before income taxes	8,630	4,721	(23,659)		(10,308)
Income taxes	(18,114)	(9,690)	—		(27,804)

Income from operations	$26,744	$14,411	$(23,659)		$17,496

Basic earnings per share	$0.98	$0.42			$0.26
Diluted earnings per share	$0.95	$0.39			$0.25
Weighted average number of shares used in computing basic earnings per share	27,248	34,623			67,456
Weighted average number of shares used in computing diluted earnings per share	28,245	36,593			69,426

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 are based on the historical financial statements of CyberSource and Authorize.Net after giving effect to the Acquisition and the assumptions and adjustments described in these notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is being filed pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on estimates and assumptions set forth in the notes to such information. It does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. Income taxes reflect the assumption that certain U.S. tax elections will be made related to this Acquisition that will allow CyberSource to realize U.S. tax deductions from the amortization of acquired intangibles and goodwill. The pro forma adjustments and the allocation of the consideration are based on CyberSource management’s estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, are presented as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on September 30, 2007.

2.	The Acquisition

On June 17, 2007, CyberSource and Authorize.Net entered into a definitive merger agreement pursuant to which CyberSource agreed to acquire all of the outstanding Authorize.Net common stock for a combination of cash and shares of CyberSource common stock. The Acquisition closed on November 1, 2007. The aggregate consideration paid by CyberSource for all outstanding Authorize.Net common shares consisted of $125 million of cash and 32.8 million shares of CyberSource common stock. Under the agreement, CyberSource also assumed approximately 800,000 Authorize.Net stock options in exchange for comparable CyberSource stock-based awards. The total purchase price, including transaction costs of approximately $5 million, was approximately $542 million. The acquisition has been accounted for under the purchase method of accounting.

The following table summarizes the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

Fair value of 32.8 million shares of CyberSource common stock issued for Authorize.Net common stock	$410,911
Fair value of stock options assumed	5,908
Unvested portion of the fair value of stock options assumed (1)	(4,135)
Cash	125,000
Direct transaction costs (2)	4,742

Total purchase price	$542,426

(1)	In accordance with FASB Statement No. 123R, Share-based Payment, the portion of the estimated fair value of unvested CyberSource replacement stock options subject to future employee service requirements is deducted from the purchase price consideration and will be recognized as compensation expense over the remaining vesting period of the applicable awards.

(2)	Direct acquisition costs of approximately $4.7 million consist of investment banking fees, legal and accounting fees and other external costs directly related to the Acquisition.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The allocation of the purchase consideration based on a valuation of the assets acquired and liabilities assumed as of November 1, 2007, is presented below (in thousands):

Book value of Authorize.Net net tangible assets acquired	$81,534
Identifiable intangible assets:
Partner contracts and related relationships	86,100
Merchant contracts and related relationships	49,300
Existing technology	21,900
Trade name	3,900
Processor relationships	1,200

Identifiable intangible assets	162,400
Goodwill	298,492

Total purchase price	$542,426

CyberSource reviewed the recorded book values of Authorize.Net’s net assets acquired as of November 1, 2007 and believes that other than the property and equipment, deferred revenue, other long-term liabilities, goodwill and other intangibles, the carrying amounts of these net assets acquired approximate their current fair values.

Property and equipment – Compared to the net book value of property and equipment as of November 1, 2007, CyberSource recorded a write-down adjustment of approximately $0.7 million. Approximately $0.4 million of the adjustment relates to property and equipment that will not be used and the remaining portion of the adjustment relates to computer equipment which will be depreciated over an estimated average life of the related assets of one to three years.

Deferred revenue – Compared to the book value of deferred revenue as of November 1, 2007, CyberSource recorded an adjustment of approximately $2.3 million to reflect the estimated amount of the costs to maintain gateway connectivity for merchants under existing contracts as of November 1, 2007.

Identifiable intangible assets – The fair value of the partner contracts and related relationships were based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such partner contracts and related relationships. The value of the partner contracts and related relationships is being amortized over an eleven year period. The fair value of the merchant contracts and related relationships were based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such partner contracts and related relationships. The value of the merchant contracts and related relationships is being amortized over a four to six year period. The fair value of the existing technology was based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such existing technology, taking into account risks related to the characteristics and applications of the technology and assessments of the life cycle state of the technology. The value of the existing technology is being amortized over a five year period. The fair value of the trade name was based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such trade name, also taking into account the expected period in which the Company intends to utilize the trade name. The value of the trade name is being amortized over a two year period. The fair value of the processor relationships was based on a third-party valuation that considered the expected cost that would be incurred to establish and build connections with the processors. The value of the processor relationships is being amortized over a five year period.

Estimated useful lives for the intangible assets were based on historical experience with technology life cycles and CyberSource’s intended future use of the intangible assets. Intangible assets are being amortized over their respective estimated useful lives, using the pattern in which the economic benefits of the intangible assets are expected to be realized.

Goodwill – Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that CyberSource determines that the value of goodwill has become impaired, CyberSource will incur a charge for the amount of impairment at the time in which such determination is made.

3.	Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2007. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2006

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are as follows (in thousands):

(1) In accordance with the merger agreement, Authorize.Net shareholders will receive approximately $4.42 per share upon the completion of the merger, based on the outstanding common shares as of November 1, 2007. The pro forma adjustment is to reflect the $125 million distribution to the Authorize.Net shareholders.

(2) Adjustment to prepaid expenses and other current assets to reflect the elimination of prepaid direct acquisition costs.

(3) Adjustment to deferred revenue to reflect the write-down of deferred revenue to the estimated amount of the costs to maintain gateway connectivity for merchants under existing contracts as of November 1, 2007.

(4) Adjustments to intangible assets (in thousands):

To eliminate Authorize.Net intangible assets from previous acquisitions	$(13,458)
To record intangible assets related to the acquisition of Authorize.Net	162,400

Total	$148,942

(5) Adjustments to goodwill (in thousands):

To eliminate Authorize.Net goodwill from previous acquisitions	$(57,628)
To record goodwill related to the acquisition of Authorize.Net	297,792

Total	$240,164

(6) Adjustments to accrued liabilities to reflect estimated direct acquisition costs and severance costs based on contractual agreements with certain employees of Authorize.Net who were terminated upon closing of the Acquisition (in thousands):

To record accrual of direct acquisition related costs	$4,742
To record accrual of severance related costs	29,416
To eliminate accrual of CyberSource’s direct acquisition costs	(1,139)

Total	$33,019

(7) Adjustment to stockholders’ equity (in thousands):

To eliminate Authorize.Net stockholders’ equity	$(203,410)
To record fair value of vested Authorize.Net stock options assumed	1,773
To record CyberSource common shares issued	410,911

Total	$209,274

(8) Adjustment to record a deferred tax liability of approximately $58.2 million resulting from the intangible assets acquired and the related reversal of CyberSource deferred tax asset valuation allowance of approximately $35.3 million recorded as a result of the Acquisition.

(9) To record restructuring costs related to the closure of redundant acquired office space.

(10) Adjustment to property and equipment, net to reflect the write-down of property and equipment to estimated fair value.

(11) To eliminate certain accrued liabilities with no related obligation.

(12) Adjustments to cost of sales (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical amortization of intangibles	$(1,542)	$(2,057)
To record amortization of intangibles	4,585	5,899
To eliminate Authorize.Net’s historical share-based compensation expense	(73)	(92)
To record amortization of share-based compensation expense related to Authorize.Net stock options assumed	253	317

Total	$3,223	$4,067

(13) Adjustments to product development (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical share-based compensation expense	$(241)	$(223)
To record amortization of share-based compensation expense related to Authorize.Net stock options assumed	504	893

Total	$263	$670

(14) Adjustments to sales and marketing (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical amortization of intangibles	$(582)	$(775)
To record amortization of intangibles	17,901	22,079
To eliminate Authorize.Net’s historical share-based compensation expense	(82)	(76)
To record amortization of share-based compensation expense related to Authorize.Net stock options assumed	178	275

Total	$17,415	$21,503

(15)	Adjustments to general and administrative (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical share-based compensation expense	(1,247)	(3,084)
To record amortization of share-based compensation expense related to Authorize.Net stock options assumed	327	503

Total	$(920)	$(2,581)

4.	Unaudited Pro Forma Income (Loss) Per Share

The following table sets forth the computation of shares used in deriving the unaudited pro forma basic and diluted net income (loss) per share (in thousands):

	Weighted Average Shares
	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Historical CyberSource basic, as reported	35,167	34,623
Incremental shares issued in the transaction	32,833	32,833

Pro forma combined basic	68,000	67,456

Historical CyberSource diluted, as reported		36,593
Incremental shares issued in the transaction		32,833

Pro forma combined basic	68,000	69,426

The pro forma number of shares used in per share calculations reflects the weighted average of CyberSource common shares for each period presented combined with the outstanding Authorize.Net common shares at September 30, 2007, adjusted to reflect the exchange ratio of 1.1611 CyberSource common shares for each outstanding share of Authorize.Net common stock. For the nine months ended September 30, 2007, potentially dilutive shares of approximately 32.8 million were excluded from the pro forma per share calculations above, because of the pro forma net loss position of the nine months ended September 30, 2007. The dilutive effect of Authorize.Net stock options assumed did not have an impact on the pro forma combined diluted income per share for the year ended December 31, 2006.